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                                     BY-LAWS

                                       OF

                           PRUDENTIAL 20/20 FOCUS FUND

                                    ARTICLE I

                       Agreement and Declaration of Trust

         Section 1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the "Declaration of Trust") of Prudential 20/20 Focus Fund (the "Trust").

         Section 2. Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust.

                                   ARTICLE II

                                     Offices

         Section 1. Principal Office. The principal office of the Trust shall be located in the City of Newark, State of New Jersey, or such other location as the Trustees may from time to time determine. Section 2. Registered Office and Other Offices. The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

                                   ARTICLE III

                                  Shareholders

         Section 1. Meetings. Meetings of the Shareholders shall be held at the principal executive offices of the Trust or at such other place within the United States of America as the Trustees shall designate. Meetings of the Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) for the purpose of voting on the removal of any Trustee, requested


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in writing by Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 10 days to call such meetings, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

         Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder at his or her address as recorded on the register of the Trust at least ten (10) days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

         Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety
(90) days prior to the date of any meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

        Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 4 to the contrary, the


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Trustees may at any time adopt one or more electronic, telecommunication or other alternatives to execution of a written instrument that will enable holders of Shares entitled to vote at any meeting to appoint a proxy to vote such holders' Shares at such meeting. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote, and each fractional share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Declaration of Trust, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

         Section 5. Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the


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accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

         Section 6. Action without Meeting. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 7. Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Declaration of Trust, and this Article shall be construed accordingly.

                                   ARTICLE IV

                                    Trustees

         Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, the President, or by any two of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustees calling the meeting and shall be delivered or mailed, postage prepaid, to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Trustee at his or her business address, or personally delivered to him or her, at least one day before the meeting. Such notice may, however, be


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waived by any Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the Investment Company Act of 1940, as amended.

         Section 2. Quorum and Manner of Acting. A majority of the Trustees then in office shall constitute a quorum for the transaction of business. If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by law or by the Declaration of Trust or by these By-Laws.


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                                    ARTICLE V

                                   Committees

         Section 1. Operating and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Operating Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers by law, the Declaration of Trust or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number or otherwise other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Operating Committee), the terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

         Section 2. Meetings, Quorum and Manner of Acting. The Trustees may
(1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meeting of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the numbers of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. The Operating Committee shall keep regular minutes of its meetings and


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records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive offices of the Trust.

                                   ARTICLE VI

                                    Officers

         Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including a Chairman of the Board ("Chairman"), one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer and the Secretary, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office, but may be a Trustee of the Trust. Except as above provided, any two offices may be held by the same person. The Chairman, if there be one, shall be a Trustee and may but need not be a Shareholder. Any other officer may be but none need be a Trustee or Shareholder.

         Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

          Section 4. Powers and Duties of the Chairman. The Chairman, if such an officer is elected, shall if present preside at meetings of the Shareholders and the Trustees, shall be the


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chief executive officer of the Trust and shall, subject to the control of the
Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

         Section 5. Powers and Duties of the President. Subject to the powers of the Chairman, if there be such an officer, the President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders and the Trustees. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

         Section 6. Powers and Duties of the Vice President. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

         Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to


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Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Trustee as often as they shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 11. Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees shall be fixed from


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time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

                                   ARTICLE VII

                                   Fiscal Year

       The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

                                  ARTICLE VIII

                                      Seal

       The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                Waivers of Notice

        Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wired for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wire company with instructions that it be telegraphed, cabled or wired.

                                    ARTICLE X

                              Custody of Securities

         Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian)


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shall be a bank having not less than $20,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

         Section 2. Action upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by a vote of holders of the majority of the outstanding Shares entitled to vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

         Section 3. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed: The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired (including securities acquired under a repurchase agreement), or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian. Notwithstanding anything to the contrary to these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit prior to


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receipt on behalf of the Fund of any securities or other property, funds from the Fund's custodian account to a special custodian approved by the Trustees of the Fund, which funds shall be used to pay for securities to be purchased by the Fund subject to the Fund's obligation to sell and the seller's obligation to repurchase such securities (in such case, the securities shall be held in the custody of the special custodian); in connection with the Trust's purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Trust's custodian account in order to furnish and to maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

         Section 4. Central Certificate System. Subject to applicable rules, regulations and orders adopted by the Commission, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                   ARTICLE XI

                                 Indemnification

         (a) The Trust shall indemnify present and former trustees, officers, employees and agents of the Trust (each, a "Covered Person") against judgments, fines, settlements and


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expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law.

         (b) The Trust shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

         (c) Pursuant and subject to paragraphs (a) and (b), the Trust shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

                                   ARTICLE XII

                                   Amendments

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) a vote of holders of the majority of the outstanding Shares entitled to vote or (b) by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal is required by applicable law, the Declaration of Trust or these By-Laws, to be submitted to a vote of the Shareholders. Amended as of March 1, 2000



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